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                                                                      EXHIBIT 11


                 HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                      (In millions, except per share data.)

----------------------------------------------------------------------------------------------------------------------------
                                                                    1997                       1996                    1995
                                                   -----------------------   ------------------------  ---------------------
Year ended December 31                               Diluted        Basic       Diluted        Basic      Diluted      Basic
----------------------------------------------------------------------------------------------------------------------------
Earnings:
Net income                                         $   686.6    $   686.6    $   538.6    $   538.6    $   453.2    $   453.2
Preferred dividends                                    (11.8)       (11.8)       (16.7)       (16.7)       (26.4)       (26.4)
-----------------------------------------------------------------------------------------------------------------------------

Earnings available to common
     shareholders                                  $   674.8    $   674.8    $   521.9    $   521.9    $   426.8    $   426.8
=============================================================================================================================
Average shares:
     Common                                            102.4        102.4         97.1         97.1         97.5         97.5
     Common equivalents                                  1.4          --           1.2           --          1.6          --
=============================================================================================================================
Total                                                  103.8        102.4         98.3         97.1         99.1         97.5
=============================================================================================================================
Earnings per common share                          $    6.50    $    6.59    $    5.31    $    5.37    $    4.31    $    4.38
=============================================================================================================================